Exhibit 4.1

FIRST AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

This First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) is dated as of December 2, 2004, and is made by and among EDUCATION MANAGEMENT CORPORATION, (the “Borrower”), the BANKS under the Credit Agreement (as hereafter defined), NATIONAL CITY BANK OF PENNSYLVANIA (the “Agent”), as the Agent for the Banks and Issuing Bank, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, SUNTRUST BANK, as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, and JP MORGAN CHASE BANK, as Documentation Agent.

RECITALS:

WHEREAS, the Borrower, the Banks and the Agent entered into that certain Second Amended and Restated Credit Agreement dated as of August 18, 2003 (as amended, modified, extended or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and Argosy Education Group, Inc. contemplate entering into certain transactions with Sallie Mae, Inc. and the SLM Education Credit Finance Corporation relating to loans to be made available by Argosy to students attending schools operated by the Borrower and Argosy; and

WHEREAS, in connection with the student loan transactions described above, the Borrower has requested the Banks modify certain covenants applicable to the Borrower and Argosy under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT:

1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them under the Credit Agreement.

2. Subsection 6.5 of the Credit Agreement is hereby amended and restated as follows:

“6.5 Disposal of Assets.

The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise dispose of, in any one Fiscal Year during the term hereof, assets having an aggregate fair market value in excess of $5,000,000 or directly or indirectly enter into an agreement or arrangement whereby the Borrower or any of its Subsidiaries shall sell or transfer assets having an aggregate fair market value in excess of $5,000,000; provided, however, that with the consent of the Required Banks, the Borrower and its Subsidiaries shall be permitted to make such agreements, arrangements and dispositions of assets having an aggregate fair market value in excess of $5,000,000 in any one Fiscal Year so long as the net proceeds of such dispositions in excess of $5,000,000 are paid to the Agent as a mandatory prepayment of the Loans in accordance with Section 2.4(f). Provided no Event of Default has occurred and is continuing, the Agent shall release any Encumbrance of the Agent and the Banks in the assets of the Borrower and its Subsidiaries disposed of in accordance with the foregoing permitted dispositions. In addition to the dispositions permitted above, the Borrower and its Subsidiaries may make the dispositions of assets which consist of (i) the sale of inventory in the ordinary course of business, (ii) a merger or consolidation otherwise permitted pursuant to Section 6.10, (iii) the sale by Argosy to the SLM Education Credit Finance Corporation or other affiliate of Sallie Mae, Inc. of student loans made by Argosy to students attending schools operated by Argosy for consideration reasonably equivalent to or greater than the face value of such student loans, and (iv) prior to the occurrence and during the continuation of a Default or Event of Default, the sale and lease-back of owned real estate and improvements which are not subject to the lien of any of the Mortgages.”

3. Subsection 6.6 of the Credit Agreement is hereby amended and restated as follows:

“6.6 Permitted Indebtedness.

The Borrower will not, and will not permit any Subsidiary to, guarantee or incur or suffer to exist any Indebtedness for Borrowed Money except:

(i) the Bank Indebtedness and reimbursement obligations of the Borrower’s Subsidiaries related to Letters of Credit;

(ii) Indebtedness for Borrowed Money secured by Permitted Encumbrances;

(iii) Guarantees of Indebtedness for Borrowed Money to the extent such Indebtedness for Borrowed Money is permitted by this Section 6.6;

(iv) Indebtedness for Borrowed Money incurred by any Subsidiary and due to the Borrower;

(v) Indebtedness for Borrowed Money not specifically enumerated in items (i) through (iv) above outstanding on the Closing Date as more fully set forth on Schedule 6.6, as the same may be extended or renewed but not increased.

(vi) Guarantees of Teach-Out Obligations and other education-related obligations of the Borrower or its Active Subsidiaries;

(vii) Indebtedness incurred in connection with a Permitted Acquisition;

(viii) (a) a Guarantee of the Borrower in favor of Sallie Mae, Inc. in the form of escrowed funds or fees of up to $3,000,000 (excluding interest earned on any escrowed funds) in any Fiscal Year as permitted under Section 6.7(xiii) which secure the repayment of certain student loans, and (b) in addition to Guarantees in favor of Sallie Mae, Inc. described above, other Guarantees or fees related of any student loan programs of the Borrower or its Active Subsidiaries in an aggregate amount of up to $5,000,000;

(ix) Indebtedness for Borrowed Money in a principal amount of up to $25,000,000 in the aggregate outstanding in connection with real estate financings and sale and lease-back real estate transactions (other than sale and lease-back transactions prohibited by Section 6.5 above), including without limitation, any reimbursement obligations incurred with respect to a bond financing that is secured by real estate, provided that, neither the Borrower nor any Subsidiary of the Borrower shall Guarantee any Indebtedness for Borrowed Money permitted under this Subsection (other than the Guarantee by Argosy of the Indebtedness for Borrowed Money of Western State University College of Law (“WSU”) in favor of Union Bank of California in connection with a real estate financing of real property owned by WSU, solely to the extent that the aggregate principal amount of such Indebtedness subject to such Guarantee does not exceed $3,500,000) and, further provided that, if such Indebtedness for Borrowed Money is incurred by a Subsidiary, the Subsidiary shall execute a Subsidiary Guarantee;

(x) In addition to the other Indebtedness for Borrowed Money permitted by this Section 6.6, unsecured Indebtedness for Borrowed Money whether now outstanding or hereafter incurred by the Borrower or any Subsidiary that when aggregated with other Indebtedness for Borrowed Money of the type permitted by this Subsection (x) of the Borrower and all of the Subsidiaries (excluding Bank Indebtedness) is not more than $125,000,000 at any time; provided, however, that if Indebtedness for Borrowed Money in excess of $100,000,000 is incurred under this Section 6.6(x), the Revolving Credit Commitments as well as the ability to increase such Revolving Credit Commitments provided for in Section 2.1(j) shall, on the date any such Indebtedness for Borrowed Money is incurred, be automatically and permanently reduced to the extent such Indebtedness for Borrowed Money exceeds $100,000,000; provided, further that the Revolving Credit Commitments shall not be required to be reduced below $250,000,000 pursuant to this Section 6.6(x); and

(xi) Indebtedness for Borrowed Money incurred by the Borrower or its Subsidiaries with respect to any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, provided that (w) such agreements or devices are not entered into for speculative purposes (x) the other party to such agreement shall be a Bank or a financial institution acceptable to the Agent in its reasonable discretion, (y) such Bank or financial institution shall calculate its credit exposure in a reasonable and customary manner utilizing standards and contracts on forms promulgated by the International Swap Dealers Association, and (z) except for agreements with Banks and Affiliates of Banks which are secured by the Loan Documents, the obligations of the Borrower and its Subsidiaries shall be unsecured.”

4. Subsection 6.7(a) of the Credit Agreement is hereby amended and restated as follows:

“(a) Lien Prohibition. The Borrower will not create, assume, incur or suffer to exist, or allow any Subsidiary to create, assume, incur or suffer to exist, any Encumbrance upon any of its assets, whether now owned or hereafter acquired, nor acquire nor agree to acquire any asset subject to an Encumbrance, except:

(i) Encumbrances in favor of the Agent and/or the Banks granted hereunder or under the other Loan Documents;

(ii) Encumbrances for taxes or assessments or governmental charges or levies which are not due or remain payable, without penalty, or which are being contested in good faith by appropriate proceedings and with respect to which the Borrower or the affected Subsidiary has created reserves which are determined by the Borrower to be adequate by the application of GAAP consistently applied;

(iii) Encumbrances to secure the obligations of the Borrower or any Subsidiary under workmen’s compensation laws, unemployment insurance laws, social security laws or other similar legislation;

(iv) Encumbrances to secure the obligations of the Borrower or any Active Subsidiary directly associated with state licensing or accreditation requirements;

(v) Encumbrances in connection with bids, tenders, performance bonds, contracts or leases (including, without limitation, the posting of collateral for any operating lease) to which the Borrower or any Subsidiary is a party, or to secure public or statutory obligations in an amount of up to $1,000,000 in the aggregate;

(vi) Encumbrances for landlords’, mechanics’, carriers’, workmen’s, warehousemen’s, materialmen’s or repairmen’s liens or other like Encumbrances in the ordinary course of business;

(vii) Encumbrances upon tangible personal property securing loans and capital leases to any Subsidiary or Borrower or deferred payments by the Borrower or any Subsidiary for the purchase or lease under a Capitalized Lease of such tangible personal property, provided that the amount of the Indebtedness for Borrowed Money secured by the Encumbrance does not exceed the purchase price of such tangible personal property and the Encumbrances do not extend to any other property of such Subsidiary or the Borrower;

(viii) Encumbrances on particular parcels of real estate or buildings that are given in connection with typical mortgage-type financings to secure Indebtedness for Borrowed Money that is permitted under Section 6.6(ix); provided however, such Encumbrances shall not encumber any of the Collateral; provided further, that such Encumbrances do not secure Indebtedness for Borrowed Money in excess of $15,000,000;

(ix) Encumbrances to secure surety, replevin, attachment or appeal bonds relating to legal proceedings to which the Borrower or any Subsidiary is a party;

(x) Encumbrances arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower is currently engaged in proceedings for review or appeal and with respect to which the Borrower shall have secured a stay of execution pending such proceedings for review or appeal, provided, that the aggregate amount of the foregoing shall at no time exceed $5,000,000;

(xi) minor survey exceptions, minor Encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Encumbrances incidental to the conduct of the business of the Borrower or its Subsidiaries or to the ownership of their properties which were not incurred in connection with Indebtedness for Borrowed Money or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Borrower or such Subsidiaries;

(xii) Encumbrances to secure any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole, or in part, of any obligations secured by any Encumbrances referred to in the foregoing clauses (i) through (xi) and clause (xiii), provided that (y) such extended, renewed or replaced Encumbrances shall be limited to all or a part of the same property that secured the Encumbrances extended, renewed or replaced (plus improvements on such property) and (z) the obligations secured by such Encumbrances at such time are not increased except in accordance with the terms thereof;

(xiii) Encumbrances on or the payment into escrow of funds or the payment of fees in an aggregate amount not in excess of $3,000,000 (excluding interest earned on escrowed funds) in any Fiscal Year to secure guarantee obligations of the Borrower to Sallie Mae, Inc. in connection with its Creative Education Loan Program Recourse Agreement with the Borrower pursuant to which Sallie Mae, Inc. may make loans to students of the Borrower or one or more of its Subsidiaries in an amount of up to $15,000,000 in any Fiscal Year. In connection with such payment into escrow of funds or such payment of fees (subject to the foregoing aggregate amount of $3,000,000 in any Fiscal Year), (a) the balance of escrowed funds or fees may be increased by interest earned thereon, and (b) the balance of escrowed funds or fees may exceed $3,000,000 to the extent that funds paid into escrow in prior years were not previously used by or paid to Sallie Mae, Inc.; and

(xiv) Encumbrances not specifically enumerated in items (i) through (xii) above which were in existence on the date hereof and described on Schedule 6.7 hereto.”

5. By its execution below, the Borrower acknowledges and agrees that except as amended by this Amendment, the Credit Agreement and the other Loan Documents and all obligations thereunder remain in full force and effect with respect to the Bank Indebtedness.

6. The Credit Agreement, the Loan Documents and all prior amendments and modifications thereto are hereby modified solely to the extent that any of the terms or provisions thereof are irreconcilably inconsistent with the terms and provisions of this Amendment.

7. The Recitals set forth above are incorporated herein by reference and made a part hereof, and the Borrower represents, warrants and attests to the veracity thereof as well as to the veracity of the representations set forth in the Credit Agreement as of the date hereof (except representations which expressly relate solely to an earlier date or time, which representations shall be true as of the specific dates or times referred to therein).

8. The Borrower represents that this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforceability of creditors rights generally or by general equitable principles.

9. Neither this Amendment nor the consummation of the transactions contemplated herein nor the performance by the Borrower of its obligations hereunder will (i) violate any law, rule or regulation or court order to which the Borrower is subject; (ii) conflict with or result in a breach of the Borrower’s articles of incorporation or bylaws or any material agreement or instrument to which any Borrower is subject or by which its properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on the property of any Borrower, whether now owned or hereafter acquired, other than liens in favor of Agent for the benefit of the Lenders.

10. This Amendment may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

11. This Amendment shall become effective when it has been executed by the Borrower, the Banks and the Agent.

[SIGNATURES BEGIN ON NEXT PAGE]

[SIGNATURE PAGE 1 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

Executed as of the day and year first above written.

EDUCATION MANAGEMENT CORPORATION

By	/s/ Kristen P Gribble	(Seal)
Name:	Kristen P. Gribble
Title:	Treasurer

[SIGNATURE PAGE 2 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

NATIONAL CITY BANK OF PENNSYLVANIA, individually and as Agent

By	/s/ Vincent J. Delie Jr.
Name:	Vincent J. Delie, Jr.
Title:	Executive Vice President

[SIGNATURE PAGE 3 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Syndication Agent

By	/s/ Patrick J. Kaufman
Name:	Patrick J. Kaufman
Title:	Vice President

[SIGNATURE PAGE 4 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK, individually and as Syndication Agent

By	/s/ William C. Washburn, Jr.
Name:	William C. Washburn, Jr.
Title:	Vice President

[SIGNATURE PAGE 1 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., individually and as Documentation Agent

By	/s/ Kenneth G. Wood
Name:	Kenneth G. Wood
Title:	Senior Vice President

FLEET NATIONAL BANK, A BANK OF AMERICA COMPANY

By	/s/ Kenneth G. Wood
Name:	Kenneth G. Wood
Title:	Senior Vice President

[SIGNATURE PAGE 6 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK N.A., individually and as Documentation Agent

By	/s/ Robert M. Stanchak
Name:	Robert M. Stanchak
Title:	Vice-President

[SIGNATURE PAGE 7 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

BANK ONE, NA
(Main Office Chicago)

By
Name
Title

See preceding signature page for JP Morgan Chase Bank, N.A.

[SIGNATURE PAGE 8 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By	/s/ John L. Hayes IV
Name:	John L. Hayes IV
Title:	VP

[SIGNATURE PAGE 9 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Albert W. Kelley
Name:	Albert W. Kelley
Title:	Vice President

[SIGNATURE PAGE 10 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

LASALLE BANK NATIONAL ASSOCIATION

By	/s/ Michael Berent
Name:	Michael Berent
Title:	First Vice President

[SIGNATURE PAGE 11 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA

By	/s/ John J. Ligday, Jr.
Name:	John J. Ligday, Jr.
Title:	Vice President

[SIGNATURE PAGE 12 OF 12 TO FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

FIRSTMERIT BANK, N.A.

By	/s/ Robert G. Morlan
Name:	Robert G. Morlan
Title:	Senior Vice President